Exhibit 24

POWER OF ATTORNEY FOR SEC REPORTING PURPOSES

The undersigned hereby makes, constitutes and appoints each of Alyssa Dunn, April Edwards, Anita Jane Kamenz, Jennifer D. Manning, Shequitta Parker and Ashna Zaheer, as employees of The Coca-Cola Company (the "Company"), or any one of them acting singly, the undersigned's true and lawful attorney-in-fact (each of such persons being referred to herein as the "Attorney-in-Fact"), with full power to act for the undersigned and in the undersigned's name, place and stead, to:

1. Take such actions as may be necessary or appropriate to enable the undersigned to submit and file forms and other documents with the U.S. Securities and Exchange Commission ("SEC") utilizing the SEC's Electronic
 Data Gathering and Retrieval ("EDGAR") system, which actions may include
 (a) enrolling the undersigned in EDGAR Next or any successor filing system, and (b) preparing, executing and submitting to the SEC a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain and maintain codes and passwords enabling the undersigned to make filings and submissions utilizing the EDGAR system;

2. Prepare and execute, for and on behalf of the undersigned in the undersigned's capacity as an officer and/or director of the Company, any and all forms and other documents (including any amendments thereto) the undersigned is required to file with the SEC, or which the Attorney-in-Fact considers advisable for the undersigned to file with the SEC, under Section 16 of the Securities Exchange Act of 1934 or any
 rule or regulation thereunder, or under Rule 144 under the Securities
Act of 1933 ("Rule 144"), including Forms 3, 4 and 5, and Forms 144
(all such forms and other documents being referred to herein as "SEC Filings");

3. Submit and file SEC Filings with the SEC utilizing the EDGAR system or cause them to be submitted and filed by a person appointed under Section 5 below;

4. File, submit or otherwise deliver SEC Filings to any securities exchange on which the Company's securities may be listed or traded;

5. Act as an account administrator for the undersigned's EDGAR account, including: (a) appointing, removing and replacing account administrators, account users, and technical administrators; (b) delegating authority to entities, including filing agents, law firms, broker-dealers and related entities, to file on the undersigned's behalf; (c) maintaining the security of the undersigned's EDGAR account, including modification of access codes;
 (d) maintaining, modifying and certifying the accuracy of information on the undersigned's EDGAR account dashboard; (e) acting as the EDGAR point of contact with respect to the undersigned's EDGAR account; and (f) taking any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators;

6. Cause the Company to accept a delegation of authority from any of the undersigned's EDGAR account administrators and, pursuant to that delegation, authorize the Company's EDGAR account administrators to appoint, remove or replace users for the undersigned's EDGAR account; and

7. Obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact.

	The undersigned acknowledges that:

a) This Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information;

b)	Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable;

c)	Neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned's responsibility to comply with the requirements of
Section 16 of the Exchange Act or Rule 144, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange
 Act; and

d)	This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under
Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact shall lawfully do or cause to be done by authority of this Power of Attorney.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 or Forms 144 with respect to the undersigned's holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

	IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of April 15, 2026.


/S/ Tapaswee Chandele
Tapaswee Chandele


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